SECTION 16 REPORTS
POWER OF ATTORNEY

Known all by these presents,
that the undersigned hereby constitutes and appoints Shanler D. Cronk and Martin S. Headley or either of them, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the
undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of Roper Industries, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursurant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foreoging attorney's-in-fact.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 2nd day of March, 2004.

									   /s/ Donald G. Calder
									   Donald G. Calder


CONFIRMING STATEMENT
This Statement confirms that the undersigned, Donald G. Calder, has authorized and designated Shanler D. Cronk and Martin
S. Headley or either of them to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Roper Industries, Inc. The authority of Shanler D. Cronk and Martin S. Headley under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Roper Industries, Inc., unless earlier revoked in writing. The undersigned acknowledges that neither Shanler D. Cronk nor Martin S. Headley is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

Dated:  March
2, 2004					   /s/  Donald G. Calder
									    Donald G. Calder

									    Reporting Person